                                                                 Exhibit 3(ii)-1

                      BY-LAWS OF THE OMO MINES CORPORATION

                                   ARTICLE I.

                                    OFFICERS

     SECTION 1. THE OFFICERS OF THIS COMPANY SHALL CONSIST OF A PRESIDENT, VICE-PRESIDENT, SECRETARY, TREASURER AND GENERAL MANAGER, AND SUCH OTHER OFFICERS AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DETERMINE AND DESIGNATE. THE PRESIDENT, VICE-PRESIDENT, SECRETARY AND TREASURER SHALL BE CHOSEN FROM AMONG THE DIRECTORS BY THE DIRECTORS, AND ONE PERSON MAY HOLD TWO OFFICES.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. A BOARD OF DIRECTORS SHALL BE SELECTED AT THE ANNUAL MEETING OF THE STOCKHOLDERS, AND SHALL SERVE FOR ONE YEAR AFTER THEIR ELECTION AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, AND SAID BOARD OF DIRECTORS SHALL CONSIST OF FIVE MEMBERS.

                                  ARTICLE III

                                   PRESIDENT

     SECTION 1. THE PRESIDENT SHALL BE THE CHIEF EXECUTIVE OF THE COMPANY IN THE MANAGEMENT OF ITS AFFAIRS, BUT SUBJECT AT ALL TIMES AND IN ALL MATTERS TO THE CONTROL AND DIRECTION OF THE BOARD OF DIRECTORS. HE SHALL, WHEN PRESENT, PRESIDE AT ALL MEETINGS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS, AND PERFORM SUCH OTHER DUTIES AS MAY BE REQUIRED OF HIM BY THE LAWS OF THE STATE AND THE BY-LAWS OF THE COMPANY AND THE BOARD OF DIRECTORS.

     SECTION 2. HE SHALL RECEIVE SUCH SALARY, IF ANY, AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE IV

                                 VICE PRESIDENT

     SECTION 1. IN THE THE ABSENCE OF THE PRESIDENT, THE VICE-PRESIDENT SHALL POSSESS ALL THE POWERS AND PERFORM

ALL THE DUTIES OF THE PRESIDENT, AND SHALL RECEIVE SUCH COMPENSATION, IF ANY, FOR HIS SERVICES AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE V

                                   TREASURER

     SECTION 1. IT SHALL BE THE DUTY OF THE TREASURER TO RECEIVE ALL MONIES AND FUNDS OF THE COMPANY AND DEPOSIT THE SAME IN SUCH BANK AS THE PRESIDENT OR DIRECTORS SHALL DIRECT. HE SHALL PAY OUT THE SAME BY CHECK IN PAYMENT OF BILLS OR DEBTS OF THE COMPANY AS MUCH AS POSSIBLE AND TAKE RECEIPTS THEREFORE WHETHER PAYMENT IS MADE BY CHECK OR CASH. HE SHALL ALSO RECEIVE AND ENDORSE ALL NEGOTIABLE PAPER OF THE COMPANY.

     SECTION 2. HE SHALL KEEP A FULL AND ACCURATE BOOK OF ACCOUNT, WHICH AT ALL TIMES SHALL BE OPEN TO THE INSPECTION OF ANY MEMBER OF THE BOARD OF DIRECTORS. HE SHALL MAKE A REPORT TO THE BOARD OF DIRECTORS AT SUCH TIME AS THE BOARD OF DIRECTORS MAY REQUIRE SUCH REPORT, SHOWING IN DETAIL ALL MONIES RECEIVED AND PAID OUT, AND PRESENT ITEMIZED RECEIPTED VOUCHERS FOR ALL DISBURSEMENTS, AND FILE THE SAME WITH THE SECRETARY ALONG WITH HIS REPORT. HE SHALL DISCHARGE SUCH OTHER DUTIES PERTAINING TO HIS OFFICE AS SHALL BE PRESCRIBED BY THE BOARD OF DIRECTORS.

     SECTION 3. HE SHALL GIVE SUCH BONDS AS THE BOARD OF DIRECTORS MAY REQUIRE OF HIM, PROVIDED, HOWEVER, THAT THE PREMIUM ON SUCH BONDS SHALL BE PAID FROM THE TREASURY OF THE COMPANY.

     SECTION 4. HE SHALL RECEIVE SUCH COMPENSATION FOR HIS SERVICES, IF ANY, AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW.

                                   ARTICLE VI

                                   SECRETARY.

     SECTION 1. IT SHALL BE THE DUTY OF THE SECRETARY TO KEEP FULL AND ACCURATE MINUTES OF THE PROCEEDINGS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS. HE SHALL ALSO KEEP A LIST OF ALL PERSONS WHO ARE OR HAVE BEEN STOCKHOLDERS, WITH THE SAME ALPHABETICALLY ARRANGED, SHOWING WHEN EACH PERSON BECAME A STOCKHOLDER AND THE NUMBER OF SHARES OF STOCK HELD BY EACH STOCKHOLDER RESPECTIVELY AND THE DATE OF TRANSFER TO HIM OF THE SAME ON THE BOOKS OF THE COMPANY.

      SECTION 2. HE SHALL BE ENTITLED TO CHARGE AND COLLECT THE SUM OF TWENTY-FIVE CENTS FOR EACH CERTIFICATE ISSUED IN MAKING ANY TRANSFER OF STOCK ON THE BOOKS OF THE COMPANY. EXCEPT THE ORIGINAL ISSUE, TO BE PAID BY THE PARTY HAVING SUCH TRANSFER MADE.

     SECTION 3. IT SHALL ALSO BE THE DUTY OF THE SECRETARY TO GIVE NOTICE OF
ALL MEETINGS OF THE STOCKHOLDERS AND ALL SPECIAL MEETINGS OF THE DIRECTORS, AND HE SHALL PERFORM SUCH OTHER DUTIES AS MAY BE REQUIRED OF HIM BY THE LAWS OF THE STATE AND THE BY-LAWS OF THIS COMPANY, AND HE SHALL RECEIVE SUCH COMPENSATION, IF ANY, FOR HIS SERVICES AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME FIX AND ALLOW, AND COMMISSIONS ON HIS SALES OF STOCK.

                                  ARTICLE VII

                                GENERAL MANAGER

     SECTION 1. THE GENERAL MANAGER SHALL HAVE THE GENERAL SUPERVISION AND CONTROL OF THE PROPERTY OF THE COMPANY, AND HAVE CHARGE OF THE MINING, CONSTRUCTION, REPAIRING, AND ENGINEERING DEPARTMENT OF THE COMPANY, TO CONTROL AND DIRECT ALL LABOR PERTAINING TO THE OPERATIONS OF THE COMPANY AT THE MINE, BUT ENTIRELY SUBJECT TO THE DIRECTION AND CONTROL OF THE BOARD OF DIRECTORS.

                                  ARTICLE VIII

                                   DIRECTORS

     SECTION 1. THE REGULAR MEETING OF THE BOARD OF DIRECTORS SHALL BE HELD IN THE OFFICE OF THE COMPANY ON THE THIRD TUESDAY OF JANUARY AND THE THIRD TUESDAY OF JULY, OF EACH YEAR, AND WHEN SUCH DAY FALLS ON A HOLIDAY, THE NEXT SUCCEEDING DAY THAT IS NOT A HOLIDAY SHALL BE THE TIME OF HOLDING SUCH MEETING.

     SECTION 2. SPECIAL MEETINGS OF THE DIRECTORS MAY BE CALLED BY THE PRESIDENT WHENEVER HE MAY DEEM IT EXPEDIENT, BY HAVING MAILED TO EACH DIRECTOR A NOTICE OF SUCH SPECIAL MEETING. SUCH NOTICE SHALL STATE THE TIME, PLACE AND OBJECT OF THE MEETING AND SHALL BE SIGNED BY THE PRESIDENT OR SECRETARY AND ADDRESSED TO THE LAST GIVEN ADDRESS OF EACH DIRECTOR, OR SUCH MEETING MAY BE CALLED BY A SIMILAR NOTICE SIGNED BY AT LEAST TWO DIRECTORS.

     SECTION 3. THERE SHALL BE CALLED A SPECIAL MEETING OF THE DIRECTORS OF THIS COMPANY IMMEDIATELY AT THE CLOSE OF THE ANNUAL STOCKHOLDERS' MEETING FOR THE PURPOSE OF ELECTING OFFICERS, ORGANIZING THE AFFAIRS OF THE COMPANY AND TRANSACTING SUCH OTHER BUSINESS AS MIGHT LEGALLY COME BEFORE IT.

     SECTION 4. THE BOARD OF DIRECTORS SHALL EXERCISE A GENERAL SUPERVISION OVER THE OFFICERS, AND EMPLOYEES OF THE COMPANY, TO RECEIVE AND PASS UPON THE REPORTS OF THE OFFICERS AND AGENTS OF THE COMPANY, AND SHALL HAVE POWER TO TRANSACT AND CONDUCT FOR AND IN BEHALF OF THE COMPANY ANY AND ALL BUSINESS FOR WHICH THE COMPANY HAS BEEN INCORPORATED.

     SECTION 5. THE MEMBERS OF THE BOARD OF DIRECTORS SHALL RE-

CEIVE NO COMPENSATION FOR THEIR SERVICES AS SUCH, UNLESS EXPRESSLY PROVIDED, BUT MEMBERS OF THE BOARD SHALL BE ALLOWED THEIR REASONABLE TRAVELING EXPENSES WHEN ACTUALLY ENGAGED IN THE BUSINESS OF THE COMPANY, WHICH EXPENSES ARE TO BE ALLOWED AS IN ANY OTHER CASE OF DEMANDS AGAINST THE COMPANY, OR COMMISSIONS ON THEIR SALES OF STOCK.

     SECTION 6. A MAJORITY OF THE DIRECTORS SHALL CONSTITUTE A QUORUM, BUT IN THE ABSENCE OF A MAJORITY OF THE BOARD OF DIRECTORS, A MINORITY SHALL HAVE POWER TO ADJOURN THE MEETING EITHER GENERALLY OR TO A PARTICULAR TIME.

                                  ARTICLE 1X.

                                 STOCKHOLDERS.

     SECTION 1. THE ANNUAL MEETING FOR THE STOCKHOLDERS FOR ELECTION OF DIRECTORS OF THE COMPANY AND THE TRANSACTION OF OTHER BUSINESS SHALL BE HELD AT THE OFFICE OF THE COMPANY ON THE SECOND TUESDAY OF FEBRUARY OF EACH YEAR AT THE HOUR OF TWO O'CLOCK P.M. THE DIRECTORS ELECTED AT THE FIRST ANNUAL STOCKHOLDERS' MEETING SHALL ASSUME THEIR DUTIES AT THE EXPIRATION OF THE TIME FOR WHICH DIRECTORS ARE NAMED IN THE ARTICLES OF INCORPORATION.

     SECTION 2. AT ALL MEETINGS OF THE STOCKHOLDERS, EACH STOCKHOLDER SHALL BE ENTITLED TO CAST ONE VOTE FOR EACH SHARE OF STOCK STANDING IN HIS NAME AS APPEARS ON THE STOCK LIST AT THE TIME OF CLOSING THE BOOKS AS HEREINAFTER STATED. NO PERSON SHALL VOTE AS PROXY UNLESS HE SHALL PRESENT TO AND FILE WITH THE SECRETARY WRITTEN AUTHORITY SO TO DO, SIGNED BY THE STOCKHOLDER OF WHOM HE REPRESENTS BEFORE HE SHALL ACT IN BEHALF OF SUCH ABSENT STOCKHOLDER.

     SECTION 3. AT ALL MEETINGS OF THE STOCKHOLDERS OF THIS COMPANY, A MAJORITY OF STOCK SHALL BE SUFFICIENT TO CARRY ANY RESOLUTION OR MOTION.

     SECTION 4. NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS SHALL BE GIVEN BY MAIL OR IN PERSON OR BY NOTICE ADDRESSED TO EACH OF THE SAID STOCKHOLDERS, WHICH NOTICE SHALL STATE THE TIME, PLACE AND OBJECT OF SUCH MEETING.

     SECTION 5. NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS SHALL STATE THE OBJECT, TIME AND PLACE OF THE MEETING. SPECIAL MEETINGS OF THE STOCKHOLDERS MAY BE CALLED FROM TIME TO TIME BY THE PRESIDENT, AT HIS OWN ELECTION, OR UPON THE REQUEST OF THE HOLDERS OF SIXTY PERCENT OF THE STOCK OF THIS CORPORATION. ALL NOTICES FOR GENERAL OR SPECIAL MEETINGS OF THE STOCKHOLDERS SHALL BE SIGNED BY THE PRESIDENT, OR VICE-PRESIDENT IN HIS ABSENCE, OR SECRETARY, AND SHALL BE GIVEN AT LEAST TWO WEEKS BEFORE THE TIME FOR HOLDING SUCH MEETING.

                                   ARTICLE X

                                  STOCK BOOK.

     SECTION 1. THE STOCK BOOK OF THE COMPANY SHALL BE CLOSED FOR FIVE DAYS PREVIOUS TO THE GENERAL OR SPECIAL MEETINGS OF THE STOCKHOLDERS, AND ALSO FIVE PREVIOUS TO THE PAYMENT OF THE DIVIDEND, AND THE LIST OF STOCKHOLDERS AS IT APPEARS ON THE BOOKS OF THE COMPANY AT THE TIME OF CLOSING SUCH BOOK SHALL DESIGNATE AND DETERMINE WHO SHALL VOTE OR RECEIVE DIVIDENDS THEREON.

                                   ARTICLE XI

     CERTIFICATE OF STOCK SHALL BE OF SUCH FORM AND DEVICE AS THE BOARD OF DIRECTORS MAY DIRECT, AND SUCH CERTIFICATES SHALL, BE SIGNED BY THE PRESIDENT AND SECRETARY AND EACH ONE SHALL EXPRESS ON ITS FACE THE NUMBER, DATE OF ISSUANCE, THE NUMBER OF SHARES AND THE PERSON TO WHOM ISSUED.

                                  ARTICLE XII

     SHARES OF THE COMPANY MAY BE TRANSFERRED BY THE COMPANY AT ANY TIME BY THE HOLDERS THEREOF, OR BY ANY ATTORNEY LEGALLY CONSTITUTED, OR BY LEGAL REPRESENTATIVES; BUT NO TRANSFER SHALL BE VALID EXCEPT BETWEEN THE PARTIES THERETO UNTIL ENTERED IN THE PROPER FORM UPON THE BOOKS OF THE COMPANY, AND AFTER ALL ASSESSMENTS, CHARGES, AND FEES DUE THE COMPANY SHALL BE PAID IN ADVANCE ON EACH AND EVERY CERTIFICATE, AND NO STOCKHOLDER OR HIS ASSIGNEE SHALL BE ENTITLED TO HAVE ANY STOCK TRANSFERRED UNTIL ALL SUCH CHARGES, FEES, AND ASSESSMENTS SHALL HAVE BEEN PAID. THE SURRENDERED CERTIFICATES SHALL BE CANCELLED BEFORE A NEW CERTIFICATE SHALL BE ISSUED IN LIEU THEREOF, AND SUCH CANCELLED CERTIFICATE SHALL BE PASTED ON THE STUB OF THE SAME.

                                  ARTICLE XIII

     THE BOARD OF DIRECTORS SHALL LEVY THE CALLS FOR ASSESSMENT FROM TIME TO TIME, AND FOR AMOUNT NOT TO EXCEED TWO MILLS IN ANY ONE MONTH FOR THE NEEDS OF THE COMPANY. THE DIRECTORS SHALL ALSO AUTHORIZE AND INSTRUCT THE SECRETARY TO SELL ALL STOCK ON WHICH ASSESSMENTS ARE UNPAID AND DELINQUENT THIRTY DAYS AFTER DATE OF ASSESSMENT IS DUE AND PAYABLE. ALL NOTICES OF ASSESSMENT SHALL BE MAILED TO THE LAST KNOWN ADDRESS OF THE STOCKHOLDERS OF REGISTER ON THE BOOKS OF THE COMPANY.

     THE BOOKS AND PAPERS IN THE OFFICE OF THE COMPANY, THE SECRETARY AND TREASURER SHALL AT ALL TIMES DURING BUSINESS HOURS KEEP OPEN TO THE INSPECTION OF THE BOARD OF DIRECTORS, AND A COPY OF THESE BY-LAWS SHALL BE KEPT AT THE PLACE OF BUSINESS OF THE COMPANY AND OPEN AT ALL TIMES TO THE INSPECTION OF ANY STOCKHOLDER.

                                  ARTICLE XIV

     THE BY-LAWS MAY BE AMENDED OR ALTERED AT ANY ANNUAL MEETING OF THE COMPANY, OR AT ANY SPECIAL MEETING CALLED FOR THAT PURPOSE BY A MAJORITY OF THE STOCK, AND SHALL REMAIN IN THE POSSESSION OF THE SECRETARY OF THE COMPANY.

                                   ARTICLE XV

     IN CASE OF A VACANCY ON THE BOARD OF DIRECTORS A MAJORITY OF THE REMAINDER THEREOF SHALL FILL SUCH VACANCY.

     WE, THE UNDERSIGNED, PRESIDENT, SECRETARY AND DIRECTORS OF THE OMO MINING AND LEASING COMPANY, EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE STATE OF IDAHO, DO HEREBY CERTIFY THAT THE FOREGOING IS A TRUE AND COMPLETE COPY OF THE BY-LAWS OF SAID CORPORATION AND THE SAME ARE IN FORCE AT THE DATE HEREOF.

     DATED THIS, THE 20TH DAY OF JANUARY, 1926.

                                                  J. T. OMO, PRESIDENT
                                         (SIGNED) O. C. LAPP, SECRETARY
                                                  B. B.  LOWER, DIRECTOR

                             MINUTE BOOK NUMBER TWO

                     OMO MINES CORPORATION, SPOKANE, WASH.

BEGINNING WITH COPY OF CALL FOR REGULAR SEMI-ANNUAL MEETING OF DIRECTORS, UNDER DATE OF JANUARY, 11, 1932.

--------------------------------------------------------------------------------

                             MINUTE BOOK NUMBER ONE

CONTAINS RECORD OF MEETINGS FROM ORGANIZATION TO CALL FOR REGULAR SEMI-ANNUAL MEETING OF DIRECTORS TO BE HELD ON JANUARY 19, 1932.

MINUTE BOOK #1 IS A LOOSE-LEAF BOOK DESIGNATED AS "CORPORATION RECORD" IN WHICH COPIES OF RECORDS HAVE BEEN PASTED ON LOOSE SHEETS.

THIS BOOK CONTAINS NO COPY OF THE ARTICLES ON INCORPORATION, SO SAME HAS BEEN INSERTED IN BOOK #2.

FOR CONVENIENT REFERENCE, A COPY OF THE AMENDED ARTICLES OF INCORPORATION AND BY-LAWS HAS BEEN INCLUDED IN MINUTE BOOK NUMBER TWO.